UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 16, 2013, Libbey Inc. (“we” or the “Company”) entered into a CEO Retention Award Agreement with Stephanie Streeter, the Company’s Chief Executive Officer. The Company’s Board of Directors elected to enter into the agreement with Ms. Streeter in an effort to ensure Ms. Streeter’s continued leadership of the Company, and the execution by the Company of its long-term strategic goals, through 2018.
Under the terms of the retention award agreement, on December 16, 2013, we granted Ms. Streeter 240,829 share appreciation rights (each a “Retention SAR”) having a grant date fair value equal to $2,500,000. Each Retention SAR is exercisable on December 31, 2018, provided (subject to certain exceptions described below) that Ms. Streeter remains employed by the Company on that date. We will be obligated to pay Ms. Streeter, for each Retention SAR exercised, cash equal to the amount by which the then-current closing price of the Company’s common stock on the NYSE MKT stock exchange exceeds the base price of $21.29. Accordingly, Ms. Streeter will realize value from the Retention SARs only to the extent that, when the Retention SARs are exercisable, the market price of the Company’s common stock exceeds its value on the grant date. The Retention SARs will expire on December 16, 2023.
The retention award agreement also contemplates that, at such time as we next make annual equity awards to officers and employees (currently anticipated to be in February 2014, after we publicly announce earnings for the 2013 fiscal year), we will grant to Ms. Streeter restricted stock units (“Retention RSUs”) having a grant date fair value equal to $2,500,000. The number of Retention RSUs will be determined by dividing $2,500,000 by the average closing price of the Company’s common stock over a period of 20 trading days preceding and including the date on which the Retention RSUs are granted. The Retention RSUs will vest on December 31, 2018, provided (subject to certain exceptions described below) that Ms. Streeter remains employed by the Company on that date. Upon vesting of the Retention RSUs, we will be obligated to pay Ms. Streeter cash in an amount equal to the product of the number of Retention RSUs and the closing price of the Company’s common stock on the vesting date.
As mentioned above, the Retention SARs and Retention RSUs generally are subject to cliff vesting, on December 31, 2018, based on Ms. Streeter’s continued employment by the Company. However, vesting will automatically accelerate if, prior to December 31, 2018, Ms. Streeter’s employment with the Company is terminated:

•	as a result of her death or permanent disability; or

•	by the Company without Cause; or

•	by Ms. Streeter for Good Reason.

The terms “Cause” and “Good Reason” are defined in Ms. Streeter’s employment agreement, which is described more fully in the Company’s 2013 annual proxy statement (Form DEF 14A) filed with the Securities and Exchange Commission on April 2, 2013.
Consistent with Ms. Streeter’s employment agreement, the retention award agreement prohibits Ms. Streeter from competing with the Company, soliciting the Company’s customers or recruiting the Company’s employees for a two-year period following termination of her employment with the Company.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

10.1	CEO Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Libbey Inc. Registrant
Date: December 18, 2013	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
10.1	CEO Retention Award Agreement